EXHIBIT 99

Date: August 7, 2003

Contact: Christopher M. Jakubik, Vice President, Corporate Investor Relations, (617) 421-7968
               Eric A. Kraus, Vice President, Corporate Communications, (617) 421-7194

GILLETTE CHAIRMAN AND CEO JAMES M. KILTS
TO EXTEND EMPLOYMENT CONTRACT

     Boston -- The Gillette Company announced today that James M. Kilts, Chairman and Chief Executive Officer, has extended his employment contract for one year to January 19, 2005, following the expiration of his current three-year contract on January 19, 2004. The principal terms of the contract extension, under which further renewals are possible, call for Mr. Kilts to receive:

  A stock option award on January 2, 2004, of 1 million shares, the same amount that Mr. Kilts received in 2003; and

  Stock Appreciation Rights (SARs) of 1 million share units that have an approximate six-month valuation term, expiring on January 2, 2004. The SARs were granted in consideration of Mr. Kilts agreeing to remain with the Company until January 19, 2005.

     Mr. Kilts' current base compensation is $1.35 million, up from $1 million in 2002. He received a bonus of $1.7 million for 2002 performance. His target bonus for 2003 remains the same as 2002. It will be an amount that could be up to twice his base compensation, depending on performance.

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